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                                                                Exhibit 23(c)


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this amendment No. 1 to Registration Statement No. 33-63283-01 on Form S-8 of our report on Medicine Shoppe International, Inc. dated November 4, 1994, included in Cardinal Health, Inc.'s Form 8-K dated November 16, 1995, and to all references to our firm included in this registration statement.


Arthur Andersen LLP
St. Louis, Missouri
 November 13, 1995